Exhibit 99.1

Parker Drilling Reports 2014 Fourth Quarter and Full Year Results

HOUSTON, Feb. 18, 2015 /PRNewswire/ -- Parker Drilling Company (NYSE-PKD), an international provider of contract drilling and drilling-related services and rental tools to the energy industry, today reported results for the quarter ended December 31, 2014, including net income of $7.8 million, or $0.06 per diluted share, on revenues of $243.2 million. Fourth quarter adjusted EBITDA was $65.2 million.

"In the fourth quarter we delivered solid results in a challenging environment. The growing impact of declining oil prices on our business serving the U.S. Gulf of Mexico shallow and inland waters drilling market was counterbalanced by stronger performance elsewhere, including revenue gains in international markets," said Gary Rich, chairman, president and chief executive officer. "We also increased the number of international rigs under contract and secured an additional Operations and Maintenance (O&M) contract. These new contracts should begin making contributions in the 2015 first quarter. In addition, we took actions to address reduced market demand for our U.S. barge drilling and rental tools businesses and began to prepare the company for the more challenging conditions we expect in 2015," Mr. Rich added.

2014 Summary

Results for the year ended December 31, 2014 included net income of $23.5 million, or $0.19 per diluted share, on revenues of $968.7 million. Included in 2014 results are non-routine items of $16.4 million, after tax, primarily related to debt extinguishment expense and the 2013 acquisition of ITS. Excluding these non-routine items, the Company earned net income of $39.9 million, or $0.32 per diluted share. Adjusted EBITDA, excluding non-routine items, was $260.5 million.

"We made good progress in 2014, strengthening our market position, investing in growth, and enhancing our ability to provide innovative, reliable and efficient solutions to customers," said Mr. Rich. "Our U.S. rental tools business achieved significant growth in the U.S. land and Gulf of Mexico deepwater drilling markets. Our international rental tools business managed through disruptions in several key markets during the year, yet ended 2014 with the highest quarterly revenues and gross margins of the period. In addition, we continued to raise the operational and financial performance of our Arctic-class Alaska drilling rigs.

"Average utilization of our international drilling fleet rose to 70 percent for 2014 from 60 percent for the prior year and we ended the year with eighteen of our twenty-two rigs under contract. We completed our first full year of operation in the Kurdistan Region of Iraq and added two new projects to our O&M portfolio. During the year, we reduced our debt by approximately $39 million and refinanced $360 million of debt at lower interest rates and with extended maturities. In January 2015, we amended our revolving credit facility, expanding it to $200 million and extending its maturity to 2020, providing greater liquidity and financial flexibility. As a result of the progress we made in 2014 we are in a strong operating position and solid financial condition as we head into this industry downcycle."

Outlook

"It is clear that 2015 will be a challenging year. The steep and rapid decline in oil prices has led to a sharp reduction in drilling activity in U.S. land and Gulf of Mexico inland and shallow water markets. This also is putting increased pressure on prices for our services. We anticipate the downturn in our U.S. markets will be severe and expect our international markets to be impacted as well, though with less severity. We are taking actions across the company to lower our cost base, sustain our utilization, manage our cash and liquidity, and preserve our ability to respond as opportunities develop.

Fourth Quarter Review

Parker Drilling's 2014 fourth quarter revenues of $243.2 million were approximately the same as 2014 third quarter revenues of $242.0 million. The Company's operating gross margin excluding depreciation and amortization expense (gross margin) decreased to $75.2 million for the 2014 fourth quarter from $81.2 million for the prior period, and gross margin as a percentage of revenues was 30.9 percent, compared with 33.6 percent for the 2014 third quarter.

For the Company's combined drilling operations, revenues were $150.8 million, gross margin was $35.9 million, and gross margin as a percentage of revenues was 23.8 percent. Compared with the 2014 third quarter, revenues declined 2 percent and gross margin declined 21 percent. Revenues from reimbursable expenses, which have a minimal impact on gross margin, increased by $5.8 million. Excluding reimbursables, revenues declined 7 percent, gross margin declined 21 percent, and gross margin as a percentage of revenues declined to 28.6 percent from 33.7 percent. The decrease in operating revenues and gross margin is primarily due to the impact of the rapid decline in oil prices on the U.S. Barge Drilling business. Revenue gains and improved operating performance in drilling operations outside of the U.S. Gulf of Mexico offset some of that impact.

•	U.S. Barge Drilling revenues were $26.7 million, gross margin was $9.7 million, and gross margin as a percentage of revenues was 36.3 percent. Compared with the 2014 third quarter, revenues declined 33 percent and gross margin declined 53 percent. The declines in revenues and gross margin reflect the impact of the steep decline in oil prices. This led to lower rig fleet utilization and a decline in realized average dayrates.

•	U.S. Drilling revenues were $20.8 million, gross margin was $6.4 million and gross margin as a percentage of revenues was 30.8 percent. Compared with the 2014 third quarter, revenues increased 6 percent and gross margin increased 21 percent, primarily due to higher realized average dayrates and lower operating costs.

•	International Drilling revenues were $95.2 million, gross margin was $19.0 million, and gross margin as a percentage of revenues was 19.9 percent. Compared with the 2014 third quarter, revenues increased 8 percent and gross margin increased 3 percent. Excluding reimbursables, revenues increased 2 percent, gross margin increased 3 percent, and gross margin as a percentage of revenues increased to 26.2 percent from 26.0 percent. The increase in operating revenues and gross margin is primarily due to the start-up of Rig 216 in Kazakhstan during the 2014 fourth quarter.

•	Technical Services revenues were $8.1 million, gross margin was $0.8 million, and gross margin as a percentage of revenues was 10.1 percent. Revenues increased $1.3 million and gross margin declined $0.2 million, reflecting shifts in work requirements as projects develop.

Rental Tools revenues were $92.4 million, gross margin was $39.3 million and gross margin as a percentage of revenues was 42.6 percent. Compared with the 2014 third quarter, revenues increased 5 percent and gross margin increased 10 percent. The increases in revenues and gross margin were primarily due to growth in U.S. Gulf of Mexico offshore deepwater activity and key international markets. This was partially offset by increased handling costs for inbound tools as business slowed in the U.S. Gulf of Mexico shelf and inland waters markets, and, late in the quarter, in the U.S. land drilling market.

General and Administrative Expense were $9.7 million for the 2014 fourth quarter, compared with $9.4 million for the 2014 third quarter. Capital expenditures for 2014 were $176.8 million.

"We believe we are in sound condition, prepared to meet the challenges ahead and capture opportunities that arise. We will continue to push forward on our strategic objectives and on strengthening our core competencies to enhance our ability to serve customers and produce value for the company," concluded Mr. Rich.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, February 19, 2015, to review reported results. The call will be available by telephone at (888) 510-1786. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from February 19, 2015 through February 26, 2015 at (719) 457-0820, using the access code 5031371#.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the strengthening of the Company's financial position; increases in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are reasonable, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides contract drilling and drilling-related services and rental tools to the energy industry. The Company's drilling services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select international markets and harsh-environment regions utilizing Parker Drilling-owned and customer-owned equipment. The Company's rental tools business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

PARKER DRILLING COMPANY

Consolidated Condensed Balance Sheets

(Dollars in Thousands, Except Per Share Data)

	December 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$108,456	$148,689
Accounts and Notes Receivable, Net	270,952	257,889
Rig Materials and Supplies	47,943	41,781
Deferred Costs	5,673	13,682
Deferred Income Taxes	7,476	9,940
Other Current Assets	29,279	47,302
TOTAL CURRENT ASSETS	469,779	519,283

PROPERTY, PLANT AND EQUIPMENT, NET	895,940	871,356

OTHER ASSETS
Deferred Income Taxes	122,689	102,420
Other Assets	32,251	41,697
TOTAL OTHER ASSETS	154,940	144,117

TOTAL ASSETS	$1,520,659	$1,534,756

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$10,000	$25,000
Accounts Payable and Accrued Liabilities	168,665	182,152
TOTAL CURRENT LIABILITIES	178,665	207,152

LONG-TERM DEBT	605,000	628,781

LONG-TERM DEFERRED TAX LIABILITY	52,115	38,767

OTHER LONG-TERM LIABILITIES	18,665	26,914

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	662,431	631,696
Noncontrolling interest	3,783	1,446

TOTAL EQUITY	666,214	633,142

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,520,659	$1,534,756
Current Ratio	2.63	2.51
Total Debt as a Percent of Capitalization	48%	51%
Book Value Per Common Share	$5.43	$5.24

PARKER DRILLING COMPANY

Consolidated Statement Of Operations

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

			Three Months Ended September
	Three Months Ended December 31,		30,
	2014	2013	2014
REVENUES	$243,213	$243,321	$242,012

EXPENSES:
Operating Expenses	167,990	158,380	160,797
Depreciation and Amortization	38,455	36,378	36,149
	206,445	194,758	196,946
TOTAL OPERATING GROSS MARGIN	36,768	48,563	45,066

General and Administrative Expense	(9,675)	(18,738)	(9,370)
Provision for Reduction in Carrying Value of Certain Assets	—	(2,544)	—
Gain (Loss) on Disposition of Assets, Net	621	1,234	(457)

TOTAL OPERATING INCOME	27,714	28,515	35,239

OTHER INCOME AND (EXPENSE):
Interest Expense	(10,779)	(13,946)	(10,848)
Interest Income	39	58	36
Other	1,148	2,255	(536)
TOTAL OTHER EXPENSE	(9,592)	(11,633)	(11,348)

INCOME BEFORE INCOME TAXES	18,122	16,882	23,891

INCOME TAX EXPENSE	9,983	6,766	11,014

NET INCOME	8,139	10,116	12,877

Less: net income (loss) attributable to noncontrolling interest	386	(58)	311
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$7,753	$10,174	$12,566
EARNINGS PER SHARE - BASIC
Net Income	$0.06	$0.08	$0.10
EARNINGS PER SHARE - DILUTED	$0.06	$0.08	$0.10
Net Income
NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	121,755,421	119,930,516	121,523,674
Diluted	123,295,412	121,608,427	123,177,753

PARKER DRILLING COMPANY

Consolidated Statement Of Operations

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

		Year Ended December 31,
	2014	2013	2012
REVENUES	$968,684	$874,172	$677,761

EXPENSES:
Operating Expenses	669,381	571,672	413,188
Depreciation and Amortization	145,121	134,053	113,017
	814,502	705,725	526,205
TOTAL OPERATING GROSS MARGIN	154,182	168,447	151,556

General and Administrative Expense	(35,016)	(68,025)	(46,257)
Provision for Reduction in Carrying Value of Certain Assets	—	(2,544)	—
Gain on Disposition of Assets, Net	1,054	3,994	1,974

TOTAL OPERATING INCOME	120,220	101,872	107,273

OTHER INCOME AND (EXPENSE):
Interest Expense	(44,265)	(47,820)	(33,542)
Interest Income	195	2,450	153
Loss on extinguishment of debt	(30,152)	(5,218)	(2,130)
Change in fair value of derivative positions	—	53	55
Other	2,539	1,450	(832)
TOTAL OTHER EXPENSE	(71,683)	(49,085)	(36,296)

INCOME BEFORE INCOME TAXES	48,537	52,787	70,977

INCOME TAX EXPENSE	24,076	25,608	33,879

NET INCOME	24,461	27,179	37,098

Less: net income (loss) attributable to noncontrolling interest	1,010	164	(215)
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$23,451	$27,015	$37,313

EARNINGS PER SHARE - BASIC	$0.19	$0.23	$0.32

EARNINGS PER SHARE - DILUTED	$0.19	$0.22	$0.31

NUMBER OF COMMON SHARES USED IN COMPUTING
EARNINGS PER SHARE:
Basic	121,186,464	119,284,468	117,721,135
Diluted	123,076,648	121,224,550	119,093,590

PARKER DRILLING COMPANY

Selected Financial Data

(Dollars in Thousands)

(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31,		September 30,
	2014	2013	2014	2014	2013	2012
REVENUES:
Rental Tools	$92,378	$81,324	$87,711	$347,766	$310,041	$246,900
U.S. Barge Drilling	26,705	34,770	39,630	137,113	136,855	123,672
U.S. Drilling	20,841	18,690	19,687	79,984	66,928	1,387
International Drilling	95,193	97,568	88,173	360,588	333,962	291,772
Technical Services	8,096	10,969	6,811	43,233	26,386	14,030
Construction Contract	—	—	—	—	—	—
Total Revenues	$243,213	$243,321	$242,012	$968,684	$874,172	$677,761

OPERATING EXPENSES:
Rental Tools	$53,058	$45,736	$51,987	$210,643	$163,024	$88,884
U.S. Barge Drilling	17,000	17,416	18,939	73,354	71,260	69,572
U.S. Drilling	14,422	14,663	14,395	57,716	55,027	9,538
International Drilling	76,235	75,904	69,713	287,971	262,884	231,280
Technical Services	7,275	9,389	5,763	39,697	24,205	13,914
Construction Contract	—	(4,728)	—	—	(4,728)	—
Total Operating Expenses	$167,990	$158,380	$160,797	$669,381	$571,672	$413,188

OPERATING GROSS MARGIN:
Rental Tools	$39,320	$35,588	$35,724	$137,123	$147,017	$158,016
U.S. Barge Drilling	9,705	17,354	20,691	63,759	65,595	54,100
U.S. Drilling	6,419	4,027	5,292	22,268	11,901	(8,151)
International Drilling	18,958	21,664	18,460	72,617	71,078	60,492
Technical Services	821	1,580	1,048	3,536	2,181	116
Construction Contract	—	4,728	—	—	4,728	—
Depreciation and Amortization	(38,455)	(36,378)	(36,149)	(145,121)	(134,053)	(113,017)
Total Operating Gross Margin	$36,768	$48,563	$45,066	$154,182	$168,447	$151,556

PARKER DRILLING COMPANY

Adjusted EBITDA

(Dollars in Thousands)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Net Income (Loss) Attributable to Controlling Interest	$7,753	$12,566	$15,681	$(12,549)	$10,172
Adjustments:
Income Tax (Benefit) Expense	9,983	11,014	11,702	(8,623)	6,766
Interest Expense	10,779	10,848	10,599	12,039	13,946
Other Income and Expense	(1,187)	500	(641)	28,746	(2,313)
(Gain) Loss on Disposition of Assets, Net	(621)	457	(1,019)	129	(1,234)
Depreciation and Amortization	38,455	36,149	36,180	34,337	36,378
Provision for Reduction in Carrying Value of Certain
Assets	—	—	—	—	2,544

Adjusted EBITDA*	65,162	71,534	72,502	54,079	66,259

Adjustments:
Non-routine Items	—	(1,250)	(1,500)	—	3,306

Adjusted EBITDA after Non-routine Items	$65,162	$70,284	$71,002	$54,079	$69,565

*Adjusted EBITDA, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

CONTACT: Investor Relations, Richard Bajenski, Director, Investor Relations, (281) 406-2030; or Media Relations, Stephanie Dixon, Manager, Marketing & Corporate Communications, (281) 406-2212